Exhibit 10.3

COMMITMENT AGREEMENT

This COMMITMENT AGREEMENT (as amended, amended and restated, modified, or supplemented from time to time in accordance with the terms hereof, this “Agreement”), dated as of September 30, 2024, is entered into by and among EchoStar Corporation (the “Company” or “Issuer”) and each of the other signatories hereto (the “Commitment Parties” and, individually, each a “Commitment Party”). The Company and each of the Commitment Parties are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Issuer intends to issue (a) $5,100,000,000 aggregate principal amount (the “Maximum Offering Size”) of 10.750% Senior Secured Notes due 2029 (the “New Notes”), of which (i) $2,500,000,000 aggregate principal amount shall be allocated to the DNC 2025 Co-Op Noteholders (the “DNC 2025 Maximum Offering Size”) and (ii) $2,500,000,000 aggregate principal amount shall be allocated to the DNC 2026 Co-Op Noteholders (the “DNC 2026 Maximum Offering Size”), in each case, pursuant hereto and the Note Purchase Agreement (as defined below) in an offering registered under the Securities Act to certain purchasers, including the Commitment Parties (the “New Notes Offering”), (b) up to an additional $75,000,000 aggregate principal amount of New Notes issuable to the DNC 2025 Commitment Parties as DNC 2025 Premiums pursuant to Section 2(c)(i) hereof and the Note Purchase Agreement, and (c) up to an additional $75,000,000 aggregate principal amount of New Notes issuable to the DNC 2026 Commitment Parties as DNC 2026 Commitment Premiums pursuant to Section 2(c)(ii) hereof and the Note Purchase Agreement.

WHEREAS, the Commitment Parties commit (on a several and not joint basis), subject to and in accordance with the terms and conditions set forth herein, to purchase certain aggregate principal amounts of New Notes as further set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Section 1
DEFINITIONS

As used herein, the following terms shall have the following respective meanings:

“Advisors” has the meaning set forth in Section 9(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided that, for purposes of this Agreement, no Commitment Party shall be deemed an Affiliate of the Company or any of its subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“ATM Maximum Amount” means $148,000,000.

“Business Day” means a day that is not a Saturday, Sunday or day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

“Closing Date” has the meaning set forth in Section 2(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means a DNC 2025 Backstop Commitment and/or Subscription Commitment, as applicable.

“Commitment Parties’ Legal Counsel” means, collectively the DNC 2025 Commitment Parties’ Counsel and the DNC 2026 Commitment Parties’ Counsel.

“Commitment Party” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Release” has the meaning set forth in Section 9(k).

“Consenting DNC 2025 Noteholders” has the meaning set forth in the Transaction Support Agreement.

“Consenting DNC 2026 Noteholders” has the meaning set forth in the Transaction Support Agreement.

“DBS 2024 Notes” means the 5 7/8% Senior Notes due 2024 issued under that certain Indenture, dated as of November 20, 2014 among DISH DBS Corporation, the guarantors named on the signature pages thereto and U.S. Bank National Association, as Trustee.

“Defaulting Commitment Party” means a Defaulting DNC 2025 Commitment Party and/or Defaulting DNC 2026 Commitment Party, as applicable.

“Defaulting DNC 2025 Commitment Party” has the meaning set forth in Section 2(e)(i)(A).

“Defaulting DNC 2025 Commitment Party Replacement” has the meaning set forth in Section 2(e)(i)(A).

“Defaulting DNC 2026 Commitment Party” has the meaning set forth in Section 2(e)(ii)(A).

“Defaulting DNC 2026 Commitment Party Replacement” has the meaning set forth in Section 2(e)(ii)(A).

2

“DISH” means DISH Network Corporation.

“DNC 2025 Aggregate Backstop Commitment” has the meaning set forth in Section 2(b).

“DNC 2025 Aggregate Subscription Commitment” has the meaning set forth in Section 2(a)(i).

“DNC 2025 Backstop Commitment” has the meaning set forth in Section 2(b).

“DNC 2025 Backstop Commitment Percentage” means, with respect to any DNC 2025 Commitment Party, such DNC 2025 Commitment Party’s percentage of the DNC 2025 Aggregate Backstop Commitment as set forth opposite such DNC 2025 Commitment Party’s name under the column titled “DNC 2025 Backstop Commitment Percentage” on Exhibit A attached hereto (as such Exhibit may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement), as applicable. Any reference to “DNC 2025 Backstop Commitment Percentage” in this Agreement means the DNC 2025 Backstop Commitment Percentage in effect at the time of the relevant determination.

“DNC 2025 Backstop Default” has the meaning set forth in Section 2(e)(i)(A).

“DNC 2025 Backstop Default Amount” has the meaning set forth in Section 2(e)(i)(A).

“DNC 2025 Backstop Premium” has the meaning set forth in Section 2(c)(i).

“DNC 2025 Backstop Purchase Price” has the meaning set forth in Section 2(b).

“DNC 2025 Backstop Replacement Period” has the meaning set forth in Section 2(e)(i)(A).

“DNC 2025 Commitment” means a DNC 2025 Commitment Party’s DNC 2025 Subscription Commitment and/or DNC 2025 Backstop Commitment, as applicable (and collectively, the “DNC 2025 Aggregate Commitment”).

“DNC 2025 Commitment Parties” means each of the signatories party hereto that are party to the DNC 2025 Co-Op Agreement and holding a DNC 2025 Backstop Commitment.

“DNC 2025 Commitment Parties’ Counsel” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

“DNC 2025 Commitment Premium” has the meaning set forth in Section 2(c)(i).

“DNC 2025 Co-Op Agreement” means that certain Cooperation Agreement, dated July 23, 2024, by and among the Consenting DNC 2025 Noteholders party thereto (in such capacity, the “DNC 2025 Co-Op Noteholders”).

“DNC 2025 Initial Commitment Parties” means each of the signatories party hereto that are indicated as “DNC 2025 Initial Commitment Parties” on Exhibit B (as such Exhibit may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement).

3

“DNC 2025 Maximum Backstop Commitment” means, with respect to each DNC 2025 Commitment Party, an amount equal to (a) such DNC 2025 Commitment Party’s DNC 2025 Backstop Commitment Percentage multiplied by (b)(i) DNC 2025 Maximum Offering Size minus (ii) the DNC 2025 Aggregate Subscription Commitment.

“DNC 2025 Maximum Offering Size” has the meaning set forth in the Preamble.

“DNC 2025 Notes” means the 0% Convertible Senior Notes due 2025 issued under that certain Indenture, dated as of December 21, 2020, by and between DISH and U.S. Bank Trust Company, National Association, as Trustee.

“DNC 2025 Premium” has the meaning set forth in Section 2(c)(i).

“DNC 2025 Requisite Commitment Parties” means, at any time, DNC 2025 Commitment Parties that have provided a DNC 2025 Commitment that in the aggregate represent, at such time at least 66.67% of the DNC 2025 Aggregate Commitment.

“DNC 2025 Subscribed New Notes” has the meaning set forth in Section 2(d).

“DNC 2025 Subscription Commitment” has the meaning set forth in Section 2(a)(i).

“DNC 2025 Termination Replacement Period” has the meaning set forth in Section 8(c).

“DNC 2025 Unsubscribed New Notes” means an aggregate principal amount of New Notes equal to (i) the DNC 2025 Maximum Offering Size minus (ii) the DNC 2025 Aggregate Subscription Commitment minus (iii) the aggregate principal amount of DNC 2025 Subscribed New Notes.

“DNC 2026 Aggregate Subscription Commitment” has the meaning set forth in Section 2(a)(ii).

“DNC 2026 Commitment Parties” means each of the signatories party hereto that are indicated as “DNC 2026 Commitment Parties” on Exhibit D (as such Exhibit may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement).

“DNC 2026 Commitment Parties’ Counsel” means Akin Gump Strauss Hauer & Feld LLP.

“DNC 2026 Commitment Premiums” has the meaning set forth in Section 2(c)(ii).

“DNC 2026 Co-Op Agreement” means that certain Cooperation Agreement, dated January 19, 2024, by and among the Consenting DNC 2026 Noteholders party thereto (in such capacity, the “DNC 2026 Co-Op Noteholders”).

“DNC 2026 Default” has the meaning set forth in Section 2(e)(ii)(A).

“DNC 2026 Default Amount” has the meaning set forth in Section 2(e)(ii)(A).

“DNC 2026 Maximum Offering Size” has the meaning set forth in the Preamble.

4

“DNC 2026 Notes” means the 3.375% Convertible Notes due 2026 issued under that certain Indenture, dated as of August 8, 2016, by and between DISH and U.S. Bank National Association, as Trustee.

“DNC 2026 Replacement Period” has the meaning set forth in Section 2(e)(ii)(A).

“DNC 2026 Requisite Commitment Parties” means, at any time, DNC 2026 Commitment Parties that have provided DNC 2026 Subscription Commitments that in the aggregate represent, at such time at least 66.67% of the DNC 2026 Aggregate Subscription Commitment.

“DNC 2026 Subscription Commitment” has the meaning set forth in Section 2(a)(ii).

“DNC 2026 Subscription Commitment Percentage” means, with respect to any DNC 2026 Commitment Party, such DNC 2026 Commitment Party’s percentage of the DNC 2026 Aggregate Subscription Commitment as set forth opposite such DNC 2026 Commitment Party’s name under the column titled “DNC 2026 Subscription Commitment Percentage” on Exhibit C attached hereto (as such Exhibit may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement), as applicable. Any reference to “DNC 2026 Subscription Commitment Percentage” in this Agreement means the DNC 2026 Subscription Commitment Percentage in effect at the time of the relevant determination.

“DNC 2026 Termination Replacement Period” has the meaning set forth in Section 8(d).

“Equity Securities” has the meaning set forth in Section 3(e).

“Equity Subscription Agreements” means the subscription agreements, dated as of September 30, 2024, between the Company and the investors party thereto providing for aggregate subscriptions of $400,000,000.

“Exchange Transactions” has the meaning set forth in the Transaction Support Agreement.

“Group Companies” has the meaning set forth in Section 9(k).

“Issuer” has the meaning set forth in the Preamble.

“Material Adverse Effect” means, a change, effect, event, occurrence, development, circumstance or state of facts that, either alone or in combination, has a materially adverse effect on the business, assets, capitalization, liabilities, properties, operations, condition (financial or otherwise), or results of operations of the Issuer and its subsidiaries taken as a whole, or which materially impairs its ability to perform its obligations under this Agreement or has a materially adverse effect on or prevent or materially delay the consummation of the Transactions (as defined in the Transaction Support Agreement).

“Maximum Offering Size” has the meaning set forth in the Preamble.

“New Money Notes Indenture” has the meaning set forth in the Transaction Support Agreement.

“New Notes” has the meaning set forth in the Preamble.

5

“New Notes Definitive Documents” means each of (i) the Note Purchase Agreement, (ii) the New Money Notes Indenture, (iii) the global certificates representing the New Notes, and (iv) any intercreditor agreement, any joinder required by any intercreditor agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or other grants or transfers for security executed and delivered by the Company or any guarantor creating (or purporting to create), or otherwise relating to, a lien upon collateral that secures the New Notes that is required to be effective as of the Closing Date, in each case, in form and substance reasonably acceptable to the Issuer and the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties.

“New Notes Offering” has the meaning set forth in the Preamble.

“New Notes Offering Funding Notice” has the meaning set forth in Section 2(d).

“Non-Defaulting DNC 2025 Commitment Party” has the meaning set forth in Section 2(e)(i)(A).

“Non-Defaulting DNC 2026 Commitment Party” has the meaning set forth in Section 2(e)(ii)(A).

“Note Purchase Agreement” has the meaning set forth in the Transaction Support Agreement.

“Notice of Assignment” has the meaning set forth in Section 9(j)(iii).

“Other Definitive Documents” means the “Definitive Documents” as defined in the Transaction Support Agreement, other than the New Notes Definitive Documents and the DBS Documents (as defined in the Transaction Support Agreement), which shall be in form and substance reasonably acceptable to the Issuer, the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties.

“Outside Date” has the meaning set forth in the Transaction Support Agreement.

“Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.

“Registration Statement” means a registration statement on Form S-3, including a prospectus, relating to the New Notes that will be filed by the Issuer and shall have become or been declared effective by the SEC prior to the Closing Date.

“Related Fund” has the meaning set forth in Section 9(j).

“Released Parties” has the meaning set forth in Section 9(k).

“Replacement Funding Notice” has the meaning set forth in Section 2(e)(i)(B).

6

“Replacing DNC 2025 Commitment Parties” has the meaning set forth in Section 2(e)(i)(A).

“Replacing DNC 2026 Commitment Parties” has the meaning set forth in Section 2(e)(ii)(A).

“SEC” means Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 as amended, and the rules and regulations of the SEC promulgated thereunder.

“Specified DNC 2025 Commitment Party” means the Consenting DNC 2025 Noteholder appearing on Exhibit G attached hereto and which shall only constitute a “Commitment Party” or a “DNC 2025 Commitment Party” for purposes of Section 2(c)(iii), Section 2(d), Section 2(e), Section 2(f), Section 2(g), Section 2(h), Section 4, Section 5, Section 6, Section 7, Section 8 and Section 9 (other than Section 9(a)) of this Agreement. For the avoidance of doubt, the Specified DNC 2025 Commitment Party shall not constitute a “Commitment Party” for purposes of Section 6.1 of the Transaction Support Agreement.

“Specified DNC 2025 Commitment” has the meaning set forth in Section 2(a)(iii).

“Subscription Commitment” means the DNC 2025 Subscription Commitment and/or the DNC 2026 Subscription Commitment, as applicable.

“Transaction(s)” has the meaning set forth in the Transaction Support Agreement.

“Transaction Support Agreement” means that certain transaction support agreement, dated as of the date hereof, by and among the Company, DISH, and certain of their direct and indirect subsidiaries party thereto, the Consenting DNC 2025 Noteholders and the Consenting DNC 2026 Noteholders.

“Transaction Term Sheet” has the meaning set forth in the Transaction Support Agreement.

Section 2
SUBSCRIPTION AND BACKSTOP COMMITMENTS

(a)            Subscription Commitment. The offering and sale of the New Notes will be a public registered offering and the New Notes will be registered under the Securities Act.

(i)            DNC 2025 Subscription Commitment. On and subject to the terms and conditions hereof, each DNC 2025 Commitment Party agrees, severally and not jointly, to duly purchase, and/or cause its Related Fund(s), if applicable, to duly purchase, and the Company agrees to sell to each such DNC 2025 Commitment Party or such DNC 2025 Commitment Party’s Related Fund(s), if applicable, pursuant to the terms of the Note Purchase Agreement, on the Closing Date, an aggregate principal amount of New Notes as set forth opposite such DNC 2025 Commitment Party’s name under the column titled “DNC 2025 Subscription Commitment” on Exhibit A (such amount, each DNC 2025 Commitment Party’s “DNC 2025 Subscription Commitment,” and collectively, the “DNC 2025 Aggregate Subscription Commitment”), at a purchase price of $1.00 for each $1.00 aggregate principal amount of such New Notes payable in cash pursuant to the terms hereof and of the Note Purchase Agreement.

7

(ii)            DNC 2026 Subscription Commitment. On and subject to the terms and conditions hereof, each DNC 2026 Commitment Party agrees, severally and not jointly, to duly purchase, and/or to cause its Related Fund(s), if applicable, to duly purchase, and the Company agrees to sell to each such DNC 2026 Commitment Party or such DNC 2026 Commitment Party’s Related Fund(s), if applicable, pursuant to the terms of the Note Purchase Agreement, on the Closing Date, an aggregate principal amount of New Notes as set forth opposite such DNC 2026 Commitment Party’s name under the column titled “DNC 2026 Subscription Commitment” on Exhibit C (such amount, each DNC 2026 Commitment Party’s “DNC 2026 Subscription Commitment,” and collectively, the “DNC 2026 Aggregate Subscription Commitment”), at a purchase price of $1.00 for each $1.00 aggregate principal amount of such New Notes payable in cash pursuant to the terms hereof and of the Note Purchase Agreement.

(iii)           Specified DNC 2025 Commitment. On and subject to the terms and conditions hereof, the Specified DNC 2025 Commitment Party agrees to duly purchase, and/or to cause its Related Fund(s), if applicable, to duly purchase, and the Company agrees to sell to the Specified DNC 2025 Commitment Party or such Specified DNC 2025 Commitment Party’s Related Fund(s), if applicable, pursuant to the terms of the Note Purchase Agreement, on the Closing Date, an aggregate principal amount of New Notes as set forth on Exhibit G attached hereto (such amount, the “Specified DNC 2025 Commitment”), at a purchase price of $1.00 for each $1.00 aggregate principal amount of such New Notes payable in cash pursuant to the terms hereof and of the Note Purchase Agreement.

(b)            DNC 2025 Backstop Commitment. On and subject to the terms and conditions hereof, each DNC 2025 Commitment Party agrees, severally and not jointly, to purchase, and/or to cause its Related Fund(s), if applicable, to duly purchase, and the Company agrees to sell to each such DNC 2025 Commitment Party or such DNC 2025 Commitment Party’s Related Fund(s), if applicable, pursuant to the terms of the Note Purchase Agreement, on the Closing Date, an aggregate principal amount of DNC 2025 Unsubscribed New Notes equal to (i) such DNC 2025 Commitment Party’s DNC 2025 Backstop Commitment Percentage multiplied by (ii) the aggregate number of DNC 2025 Unsubscribed New Notes (such amount, each Commitment Party’s “DNC 2025 Backstop Commitment,” and collectively, the “DNC 2025 Aggregate Backstop Commitment”), at a purchase price of $1.00 for each $1.00 aggregate principal amount of DNC 2025 Unsubscribed New Notes, payable in cash pursuant to the terms hereof and of the Note Purchase Agreement (the amount paid to the Issuer on the Closing Date on account of such DNC 2025 Commitment Party’s DNC 2025 Backstop Commitment, the “DNC 2025 Backstop Purchase Price”).

8

(c)            Premiums.

(i)            DNC 2025 Premiums. As consideration for the commitments of the DNC 2025 Commitment Parties provided pursuant to this Agreement, the Company shall pay to each DNC 2025 Commitment Party (A) a premium payable-in-kind (the “DNC 2025 Backstop Premium”) equal to one and a half percent (1.50%) of such DNC 2025 Commitment Party’s DNC 2025 Maximum Backstop Commitment and (B) a premium payable-in-kind equal to three percent (3.00%) of the aggregate principal amount of such DNC 2025 Initial Commitment Party’s DNC 2025 Subscription Commitment (inclusive of any original issuance discount, or similar discount, issued pursuant to the Note Purchase Agreement) (the “DNC 2025 Commitment Premium” and together with the DNC 2025 Backstop Premium, the “DNC 2025 Premium”). Upon the execution and delivery of this Agreement by each DNC 2025 Commitment Party, the DNC 2025 Premiums payable to such DNC 2025 Commitment Party pursuant hereto shall be fully earned and, once paid, to the extent permitted by applicable law, shall not be refundable under any circumstances. The provision for the payment of the DNC 2025 Backstop Premium, DNC 2025 Commitment Premium and reimbursement of any reasonable and documented out-of-pocket expenses in accordance with Section 9(a) hereof is an integral part of the transactions contemplated by this Agreement and, without this provision, the DNC 2025 Commitment Parties would not have entered into this Agreement. The terms set forth in this Section 2(c) shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated. For the avoidance of doubt, in no event shall the DNC 2025 Premium plus any aggregate principal amount of premiums, original issuance discount or other similar discounts issued pursuant to the Note Purchase Agreement or this Agreement exceed three percent (3.0%) of the DNC 2025 Maximum Offering Size.

(ii)            DNC 2026 Commitment Premium. As consideration for the commitments of the DNC 2026 Commitment Parties provided pursuant to this Agreement, the Company shall pay to each DNC 2026 Commitment Party a premium payable-in-kind equal to three percent (3.00%) of the aggregate principal amount of such DNC 2026 Commitment Party’s DNC 2026 Subscription Commitment (inclusive of any original issuance discount, or similar discount, issued pursuant to the Note Purchase Agreement) (the “DNC 2026 Commitment Premiums”). Upon the execution and delivery of this Agreement by such DNC 2026 Commitment Party, the DNC 2026 Commitment Premiums payable to such DNC 2026 Commitment Party pursuant hereto shall be fully earned and, once paid, to the extent permitted by applicable law, shall not be refundable under any circumstances. The provision for the payment of the DNC 2026 Commitment Premiums and reimbursement of any reasonable and documented out-of-pocket expenses in accordance with Section 9(a) hereof is an integral part of the transactions contemplated by this Agreement and, without this provision, the DNC 2026 Commitment Parties would not have entered into this Agreement. The terms set forth in this Section 2(c) shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated. For the avoidance of doubt, in no event shall the DNC 2026 Commitment Premium plus any aggregate principal amount of premiums, original issuance discount or other similar discounts issued pursuant to the Note Purchase Agreement or this Agreement exceed three percent (3.0%) of the DNC 2026 Maximum Offering Size.

9

(iii)          Tax Treatment. For U.S. federal, and applicable state and local income tax purposes, each Party agrees to treat: (a) the entry into this Agreement as the sale of a put option by the DNC 2025 Commitment Parties in exchange for the DNC 2025 Backstop Premium, (b) the DNC 2025 Commitment Premium and the DNC 2026 Commitment Premium as creating “market discount” within the meaning of Section 1278 of the Code or “original issue discount” within the meaning of Section 1273 of the Code, as applicable, depending on the issue price of the New Notes, and (c) the New Notes as indebtedness that are not “contingent payment debt instruments” within the meaning of Treasury Regulations Section 1.1275-4. Each of the Parties shall prepare its respective U.S. federal, and applicable state and local, income tax returns, if any, in a manner consistent with the foregoing treatment, and none of the Parties shall take any position or action inconsistent with such treatment and/or characterization, except as required by applicable law. As soon as reasonably practicable following the issuance of the New Notes, the Issuer shall inform the DNC 2025 Commitment Parties and the DNC 2026 Commitment Parties of the issue price, the amount of any original issue discount, the issue date and the yield to maturity, in each case of the New Notes. Any and all payments of the DNC 2025 Premiums and DNC 2026 Commitment Premiums shall be made without deduction or withholding for any taxes, except as required by a change in applicable law.

(d)            New Notes Offering Funding Notice.     No later than five Business Days prior to the anticipated Closing Date, the Issuer will deliver to each Commitment Party and its counsel a written notice in accordance with Section 9(h) and in the form attached as Exhibit E hereto (each a “New Notes Offering Funding Notice”) setting forth (i) for DNC 2025 Commitment Parties, (A) the aggregate principal amount of New Notes that will be purchased on the Closing Date by DNC 2025 Co-Op Noteholders that do not hold a DNC 2025 Backstop Commitment (the “DNC 2025 Subscribed New Notes”); (B) the aggregate principal amount of the DNC 2025 Unsubscribed New Notes; (C) the DNC 2025 Backstop Commitment, (D) the DNC 2025 Subscription Commitment, (E) the applicable DNC 2025 Premiums for such DNC 2025 Commitment Party, and (F) the DNC 2025 Backstop Purchase Price payable by such DNC 2025 Commitment Party for such DNC 2025 Backstop Commitment; (ii) for DNC 2026 Commitment Parties, (A) the applicable DNC 2026 Commitment Premiums for such DNC 2026 Commitment Party and (B) the DNC 2026 Subscription Commitment payable by such DNC 2026 Commitment Party; (iii) the anticipated closing date of the New Notes Offering (the “Closing Date”), which Closing Date shall occur no earlier than the fifth (5th) Business Day immediately following the date such notice is delivered to all Commitment Parties, and in any event shall occur no later than the Outside Date; and (iv) the details of the Issuer’s or its designee’s bank account to which funds are to be wired on the Closing Date. The Issuer will promptly provide any written backup, information, and documentation relating to the information contained in the applicable New Notes Offering Funding Notice as any Commitment Party may reasonably request. If any DNC 2025 Co-Op Noteholder does not exercise its right to purchase such DNC 2025 Subscribed New Notes on the Closing Date, the DNC 2025 Commitment Parties will cooperate with the Company to determine each DNC 2025 Commitment Party’s DNC 2025 Backstop Commitment with respect to such unpurchased DNC 2025 Subscribed New Notes. The Closing Date shall be delayed only to the extent necessary to allow each DNC 2025 Commitment Party to fund their respective DNC 2025 Backstop Purchase Price payable in respect of such unpurchased DNC 2025 Subscribed New Notes.

10

(e)            Default.

(i)            DNC 2025 Backstop Default.

(A)            In the event that a DNC 2025 Commitment Party fails to submit such DNC 2025 Commitment Party’s DNC 2025 Backstop Purchase Price and/or DNC 2025 Subscription Commitment on or prior to the Closing Date (any such Commitment Party, a “Defaulting DNC 2025 Commitment Party”, such default, a “DNC 2025 Backstop Default”, and the amount not funded by such Defaulting DNC 2025 Commitment Party, the “DNC 2025 Backstop Default Amount”), the DNC 2025 Commitment Parties that are not Defaulting DNC 2025 Commitment Parties (each, a “Non-Defaulting DNC 2025 Commitment Party”) shall have the right and opportunity (but not the obligation), within five (5) Business Days (the “DNC 2025 Backstop Replacement Period”) (or such longer period as may be provided by the Company with the consent of the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties) after receipt of written notice from the Company to all Commitment Parties of such DNC 2025 Backstop Default, which notice shall be given promptly following the occurrence of such DNC 2025 Backstop Default, to make arrangements for one or more of the Non-Defaulting DNC 2025 Commitment Parties (“Replacing DNC 2025 Commitment Parties”) to fund all or any portion of the DNC 2025 Backstop Default Amount (such funding, the “Defaulting DNC 2025 Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and on a pro rata basis (based on such Replacing DNC 2025 Commitment Parties’ respective DNC 2025 Backstop Commitment Percentage or DNC 2025 Subscription Commitment, as applicable) unless otherwise agreed by all of the Non-Defaulting DNC 2025 Commitment Parties electing to fund all or any portion of the DNC 2025 Backstop Default Amount; provided that, the DNC 2025 Commitment of each Replacing DNC 2025 Commitment Party shall be adjusted to reflect the applicable portion of the Defaulting DNC 2025 Commitment Party’s Backstop Commitment and/or Subscription Commitment assumed by such Replacing DNC 2025 Commitment Party. If a DNC 2025 Backstop Default occurs, the Closing Date shall be delayed only to the extent necessary to allow for the Defaulting DNC 2025 Commitment Party Replacement to be completed. The DNC 2026 Commitment Parties shall have the right (but not the obligation) to make arrangements for one or more of the DNC 2026 Commitment Parties to fund any portion of DNC 2025 Backstop Default Amount not otherwise funded by the Non-Defaulting DNC 2025 Commitment Party (in such case, each such funding DNC 2026 Commitment Party shall constitute a Replacing DNC 2025 Commitment Party for purposes of this Section 2(e)).

(B)            No later than one (1) Business Day following the expiration of the DNC 2025 Backstop Replacement Period, the Company shall provide each Replacing DNC 2025 Commitment Party with written notice (the “Replacement Funding Notice”) setting forth (i) the total DNC 2025 Backstop Default Amount to be purchased by such Replacing DNC 2025 Commitment Party, and (ii) the date by which each Replacing DNC 2025 Commitment Party must submit such DNC 2025 Backstop Default Amount.

11

(C)            No later than two (2) Business Days following receipt of the Replacement Funding Notice, each Replacing DNC 2025 Commitment Party shall pay to the Company, by wire transfer to a bank account designated in writing by the Company, in immediately available funds, the DNC 2025 Backstop Default Amount such Replacing DNC 2025 Commitment Party has agreed to purchase.

(D)            Notwithstanding anything in this Agreement to the contrary, if a DNC 2025 Commitment Party is a Defaulting DNC 2025 Commitment Party with respect to such DNC 2025 Commitment Party’s DNC 2025 Backstop Commitment, such DNC 2025 Commitment Party shall not be entitled to any of the DNC 2025 Backstop Premium applicable to such Defaulting DNC 2025 Commitment Party.

(E)            For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 8(f), no provision of this Agreement shall relieve any Defaulting DNC 2025 Commitment Party from liability hereunder, or limit the availability of the remedies set forth in Section 9(p) in connection with any such Defaulting DNC 2025 Commitment Party’s DNC 2025 Backstop Default. Any Defaulting DNC 2025 Commitment Party shall be liable to each other Commitment Party that is not a Defaulting DNC 2025 Commitment Party, and to the Company, as a result of any breach of its obligations hereunder.

(ii)            DNC 2026 Default.

(A)            In the event that a DNC 2026 Commitment Party fails to submit such DNC 2026 Commitment Party’s DNC 2026 Subscription Commitment on or prior to the Closing Date (any such Commitment Party, a “Defaulting DNC 2026 Commitment Party”, such default, a “DNC 2026 Default”, and the amount not funded by such Defaulting DNC 2026 Commitment Party, the “DNC 2026 Default Amount”), the DNC 2026 Commitment Parties that are not Defaulting DNC 2026 Commitment Parties (each, a “Non-Defaulting DNC 2026 Commitment Party”) shall have the right and opportunity (but not the obligation), within five (5) Business Days (the “DNC 2026 Replacement Period”) (or such longer period as may be provided by the Company with the consent of the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties) after receipt of written notice from the Company to all Commitment Parties of such DNC 2026 Default, which notice shall be given promptly following the occurrence of such DNC 2026 Default, to make arrangements for one or more of the Non-Defaulting DNC 2026 Commitment Parties (“Replacing DNC 2026 Commitment Parties”) to fund all or any portion of the DNC 2026 Default Amount (such funding, the “Defaulting DNC 2026 Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and on a pro rata basis (based on such Replacing DNC 2026 Commitment Parties’ respective DNC 2026 Subscription Commitment Percentage) unless otherwise agreed by all of the Non-Defaulting DNC 2026 Commitment Parties electing to fund all or any portion of the DNC 2026 Default Amount; provided that, the DNC 2026 Subscription Commitment of each Replacing DNC 2026 Commitment Party shall be adjusted to reflect the applicable portion of the Defaulting DNC 2026 Commitment Party’s Subscription Commitment assumed by such Replacing DNC 2026 Commitment Party. If a DNC 2026 Default occurs, the Closing Date shall be delayed only to the extent necessary to allow for the Defaulting DNC 2026 Commitment Party Replacement to be completed. The DNC 2025 Commitment Parties shall have the right (but not the obligation) to make arrangements for one or more of the DNC 2025 Commitment Parties to fund any portion of the DNC 2026 Default Amount not otherwise funded by the Non-Defaulting DNC 2026 Commitment Party (in such case, each such funding DNC 2025 Commitment Party shall constitute a Replacing DNC 2026 Commitment Party for purposes of this Section 2(f)).

12

(B)            No later than one (1) Business Day following the expiration of the DNC 2026 Replacement Period, the Company shall provide each Replacing DNC 2026 Commitment Party with the Replacement Funding Notice setting forth (i) the total DNC 2026 Default Amount to be purchased by such Replacing DNC 2026 Commitment Party, and (ii) the date by which each Replacing DNC 2026 Commitment Party must submit such DNC 2026 Default Amount.

(C)            No later than two (2) Business Days following receipt of the Replacement Funding Notice, each Replacing DNC 2026 Commitment Party shall pay to the Company, by wire transfer to a bank account designated in writing by the Company, in immediately available funds, the DNC 2026 Default Amount such Replacing DNC 2026 Commitment Party has agreed to purchase.

(D)            For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 8(f), no provision of this Agreement shall relieve any Defaulting DNC 2026 Commitment Party from liability hereunder, or limit the availability of the remedies set forth in Section 9(o) in connection with any such Defaulting DNC 2026 Commitment Party’s DNC 2026 Default. Any Defaulting DNC 2026 Commitment Party shall be liable to each other Commitment Party that is not a Defaulting DNC 2026 Commitment Party, and to the Company, as a result of any breach of its obligations hereunder.

(f)            Payment of Purchase Price. On the Closing Date, (i) each DNC 2025 Commitment Party will, subject to the terms and conditions set forth herein and in the Note Purchase Agreement, deliver and pay by wire transfer of immediately available funds in U.S. dollars (A) an amount equal to such DNC 2025 Commitment Party’s DNC 2025 Subscription Commitment and (B) an amount equal to such DNC 2025 Commitment Party’s DNC 2025 Backstop Purchase Price, and (ii) each DNC 2026 Commitment Party, will, subject to the terms and conditions set forth herein and in the Note Purchase Agreement, deliver and pay by wire transfer of immediately available funds in U.S. dollars an amount equal to such DNC 2026 Commitment Party’s DNC 2026 Subscription Commitment, directly to the Issuer or its designee to the account set forth in such Commitment Party’s New Notes Offering Funding Notice, which payment shall be in full satisfaction of its obligations to pay such amount pursuant hereto and to the Note Purchase Agreement.

13

(g)            No later than the Closing Date, the Issuer will, subject to the terms and conditions set forth herein, duly execute and deliver the Note Purchase Agreement with the Commitment Parties, and each Commitment Party will, subject to the terms and conditions set forth herein, duly execute and deliver a counterpart to the Note Purchase Agreement.

(h)            The execution of the Note Purchase Agreement by each Commitment Party, and the payment of the applicable DNC 2026 Subscription Commitment and the DNC 2025 Backstop Purchase Price by such Commitment Party, in each case in accordance with the terms and conditions hereof, shall fully discharge and satisfy such Commitment Party’s obligations hereunder.

Section 3
COVENANTS OF THE COMPANY

(a)            The Company shall comply and perform, in all material respects, all covenants and agreements required to be performed or complied with under the Transaction Support Agreement and shall take or cause to be taken all steps reasonably necessary and desirable to pursue, support, obtain additional support for, solicit, implement, and consummate the Transactions in accordance with the terms and conditions set forth in this Agreement and the Transaction Support Agreement.

(b)            The Company shall determine in good faith the aggregate amount of DNC 2025 Unsubscribed New Notes, DNC 2025 Backstop Commitment and the DNC 2025 Backstop Purchase Price set forth in each New Notes Offering Funding Notice and shall deliver such amounts in writing to each of the Commitment Parties.

(c)            Subject to applicable law, upon reasonable notice prior to the Closing Date, the Company and its subsidiaries shall provide the Commitment Parties and their respective representatives with such information and documents concerning the Company’s and its subsidiaries’ business, properties and personnel as may reasonably be requested by any such party; provided that the foregoing shall not require the Company (i) to disclose any information, that in the reasonable judgment of the Company, would cause any of the Company and its subsidiaries to violate any of their respective obligations with respect to confidentiality to a third-party if the Company shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third-party to such disclosure, (ii) to disclose any legally privileged information of any of the Company and its subsidiaries or (iii) to violate any applicable law.

(d)            The Company shall, and shall cause each of its subsidiaries to, maintain their good standing under the laws of the jurisdiction in which they are incorporated or organized.

(e)            The Company shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of the Class A common stock, par value $0.001 per share, of the Company (the “Equity Securities”) or any securities convertible into or exercisable or exchangeable for Equity Securities other than (A) pursuant to the Equity Subscription Agreements and (B) with respect to sales not to exceed the ATM Maximum Amount made after the VWAP measurement period described in the Transaction Term Sheet pursuant to an at the market equity sales program, or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of Equity Securities or any such other securities, where any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise, or (iii) incur or permit any of its subsidiaries to incur, any indebtedness, in each case other than as contemplated by this Agreement and the Transaction Support Agreement, without the prior written consent of the Consenting DNC 2025 Noteholders and the Consenting DNC 2026 Noteholders.

14

(f)            The Company shall pay all accrued and unpaid reasonable and documented out-of-pocket expenses of the Advisors within one (1) Business Day of entry into this Agreement.

Section 4
CONDITIONS TO THE OBLIGATIONS OF THE COMMITMENT PARTIES

(a)            The obligations of each Commitment Party to execute and deliver the Note Purchase Agreement and to pay the amounts set forth in Section 2(e) shall be subject to (x) the accuracy of the representations and warranties set forth in Section 5 as of the date hereof and as of the Closing Date as though then made; (y) the delivery of a certificate of the Company executed by a duly authorized officer thereof, certifying to the matters set forth in the foregoing clause (x) and to the timely performance by the Company of its covenants and other obligations hereunder, and to satisfaction of each of the following additional conditions:

(i)            the Note Purchase Agreement (A) is consistent with the terms for the New Notes Offering set forth herein and otherwise in form and substance acceptable to the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties, in their sole discretion, (B) has been executed and delivered by the Company and each other purchaser named therein, (C) upon execution by all parties thereto, will be in full force and effect, and (D) all of the conditions to the Commitment Parties’ obligation to purchase the New Notes set forth in the Note Purchase Agreement shall have been satisfied;

(ii)            upon execution of the Note Purchase Agreement, there would be no material breach of any representation or warranty of the Issuer therein on the Closing Date;

(iii)          delivery by the Company of final forms of each of the New Notes Definitive Documents, in form and substance reasonably acceptable to the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties;

(iv)          the Transaction Support Agreement remains in full force and effect, and the Company is not in material breach of its obligations thereunder (unless such breach has been cured by the Company or waived by the Required Consenting DNC 2025 Noteholders and the Required Consenting DNC 2026 Noteholders, as applicable (in each case, as defined in the Transaction Support Agreement));

(v)           receipt by the Commitment Parties of the New Notes Offering Funding Notice no later than five (5) Business Days prior to the anticipated Closing Date in accordance with Section 2(d);

15

(vi)          the consummation and implementation of the Exchange Transactions shall have occurred in accordance with the terms and conditions of the Transaction Support Agreement;

(vii)         the DBS 2024 Notes shall have been otherwise irrevocably repaid in full on terms satisfactory to the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties;

(viii)        all invoices submitted to the Company in respect of reasonable and documented fees and expenses of the Commitment Parties that are payable pursuant to the Transaction Support Agreement and this Agreement shall have been paid in cash in full;

(ix)           a Registration Statement with respect to the New Notes shall have become or been declared effective by the SEC and no order suspending the effectiveness of the Registration Statement shall be in effect;

(x)            since the date of this Agreement, there shall not have occurred any event or condition that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on the business, operations, assets, liabilities (actual or contingent), or financial condition of the Company and its subsidiaries, taken as a whole, in each case as compared to such business, operations, assets, liabilities or financial condition (i) as of the Closing Date or (ii) as it was publicly known as of the Closing Date;

(xi)           the Issuer shall have performed and compiled, in all respects with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date;

(xii)          no law or order shall have been enacted, adopted or issued by any governmental entity that prohibits the Transactions or the transactions contemplated by this Agreement;

(xiii)         New Notes in an aggregate principal amount equal to the Maximum Offering Size shall have been purchased and delivered on the Closing Date pursuant to the Note Purchase Agreement;

(xiv)         the Other Definitive Documents shall be in form and substance reasonably acceptable to the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties; and

(xv)          the Closing Date shall have occurred no later than the Outside Date.

(b)            All or any of the conditions set forth in Section 4(a) may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties in their sole discretion and if so waived, all Commitment Parties shall be bound by such waiver.

16

Section 5
REPRESENTATIONS AND WARRANTIES

(a)            The Issuer hereby represents and warrants to the Commitment Parties that the following statements are true and correct as of the date hereof:

(i)            Good Standing. It is a duly organized, validly existing corporation and in good standing under the laws of the jurisdiction of its organization and has power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business, except where any such failure to own and/or operate, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(ii)           Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement and the New Notes Definitive Documents to which it is a party.

(iii)          Authorization. The execution and delivery of this Agreement, the New Notes Definitive Documents to which it is a party, and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

(iv)          New Notes. When the Note Purchase Agreement and New Money Notes Indenture have been executed and delivered by the Issuer and the parties thereto as contemplated by this Agreement, the New Notes, will (a) have been duly authorized, executed and delivered by the Issuer and its subsidiaries party thereto, enforceable in accordance with their terms and constitute valid and binding obligations of the Issuer, except as enforcement may be limited by bankruptcy, insolvency, reorganization moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and (b) have been validly issued and delivered by the Issuer and its subsidiaries party thereto and be entitled to all the benefits of the New Money Notes Indenture.

(v)           No Conflicts. The execution and delivery of this Agreement, the New Notes Definitive Documents to which it is a party and the performance of its obligations hereunder and thereunder do not and shall not (A) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or bylaws or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both and exclusive of defaults relating to solvency and bankruptcy) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws, in each case (other than with respects to violations of or conflicts with its certificate of incorporation or by-laws), except where any such conflict, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

17

(vi)          Governmental Consents. The execution and delivery of this Agreement, the New Notes Definitive Documents to which it is a party and the performance of its obligations hereunder and thereunder do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than (A) such registration, filing, consent, approval, notice or action as has been obtained as of the date hereof, (B) where the failure of the Issuer to obtain or make any such registration, filing, consent, approval, notice or action would not reasonably be expected to have a Material Adverse Effect, and (C) the registration of the New Notes under the Securities Act, the qualification of the New Money Notes Indenture under the Trust Indenture Act of 1939, as amended, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority and under applicable state securities laws in connection with the purchase of the New Notes by the Commitment Parties and other purchasers.

(vii)         Agreement. This Agreement is the legally valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(viii)        Note Purchase Agreement. The Note Purchase Agreement has been duly authorized by the Issuer and, as of the date of any payment of any funds by a Commitment Party, will have been duly executed and delivered by, and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and binding agreement of, the Issuer, enforceable against the Issuer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(ix)          Transaction. The Issuer has not taken and, except as explicitly set forth in this Agreement or otherwise contemplated by the Transaction Support Agreement or the Registration Statement with the prior written consent of the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties (which consent shall not be unreasonably withheld, conditioned or delayed) shall not take any action that is inconsistent with, or that would be reasonably expected to prevent, interfere with, delay or impede the consummation of, the Transactions.

(x)            Investment Company Act. The Issuer is not and, after giving effect to the New Notes Offering and the application of the proceeds thereof as described in the Registration Statement, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

18

(b)            Each of the Commitment Parties severally, but not jointly, represents and warrants to the other Parties that the following statements are true and correct as of the date hereof with respect to itself (and, if applicable, to its Related Funds to which each such Commitment Party has assigned its rights, interests or obligations hereunder):

(i)            Good Standing. It is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization or incorporation.

(ii)           Power and Authority. It has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement and the New Notes Definitive Documents to which it is a party.

(iii)          Authorization. The execution and delivery of this Agreement, the New Notes Definitive Documents to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

(iv)          No Conflicts. The execution and delivery of this Agreement, the New Notes Definitive Documents to which it is a party and the performance of its obligations hereunder and thereunder do not and shall not (A) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or bylaws (or other organizational documents) or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both and exclusive of defaults relating to solvency and bankruptcy) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents), in each case (other than with respect to violations of or conflicts with its certificate of incorporation, by-laws or other organizational documents), except where any such conflict, individually or in the aggregate, would not reasonably be expected to result in the failure by such Commitment Party to perform its obligations under this Agreement.

(v)           Governmental Consents. The execution and delivery of this Agreement, the New Notes Definitive Documents and the performance of its obligations hereunder or thereunder do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than (A) such registration, filing, consent, approval, notice or action as has been obtained as of the date hereof, (B) where the failure of such Commitment Party to obtain or make any such registration, filing, consent, approval, notice or action would not reasonably be expected to have a Material Adverse Effect on such Commitment Party’s ability to perform its obligations under this Agreement, and (C) any filings as may be necessary and/or required to be filed with the SEC.

(vi)          Agreement. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

19

Section 6
INFORMATION

The Issuer hereby represents and warrants that (a) all written information and data (other than customary forecasts or projections of the Issuer and other than information of a general economic or industry specific nature) that have been or will be made available to the Commitment Parties by or on behalf of the Issuer or that has been filed or furnished to the SEC since January 1, 2024 does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) any forecasts or projections that have been or will be made available to the Commitment Parties by or on behalf of the Issuer or any of their respective representatives have been or will be prepared in good faith based upon assumptions that are believed by the Issuer to be reasonable at the time any such forecasts or projections are delivered to the Commitment Parties; it being understood that any such forecasts and projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the Issuer’s control, that no assurance can be given that any particular forecasts or projections will be realized, that actual results may differ significantly from the projected results and that such differences may be material; and it being further understood that the Issuer has no obligation to update any forecasts or projections provided to the Commitment Parties as a result of developments occurring after the date thereof. The Issuer agrees that, if at any time prior to the issuance of the New Notes, the Issuer becomes aware that the representation and warranty made by such party in clause (a) of the preceding sentence would be incorrect in any material respect if such information or data were being furnished at such time, then the Issuer shall promptly supplement such information and/or data so that the representation and warranty set forth in clause (a) of the preceding sentence would be correct in all material respects under those circumstances. It is understood and agreed that any supplementation of such information shall not cure any breach of the representation set forth in the first sentence of this Section 6.

Section 7
INDEMNIFICATION

(a)           The Issuer, together with its respective successors and assigns (each, an “Indemnifying Party”), on a joint and several basis, shall indemnify, defend and hold harmless each Commitment Party and each of such Commitment Party’s Affiliates and Related Funds and each of their respective officers, directors, managers, equityholders, partners, stockholders, members, employees, advisors, accountants, attorneys, financial advisors, consultants, agents and other representatives and any Affiliate or Related Fund of the foregoing, and each of their respective successors and assigns (each, an “Indemnified Party”) from and against, and shall promptly reimburse each Indemnified Party for, any and all losses, claims, damages, liabilities, reasonable and documented costs and expenses, including, without limitation, reasonable and documented attorneys’ fees and expenses, taxes, interest, penalties, judgments and settlements, whether or not related to a third party claim, imposed on, sustained or incurred or suffered by, or asserted against, any Indemnified Party, as a result of, arising out of or resulting from or in connection with any action, suit or proceeding (solely as related to or arising from or in connection with this Agreement, the New Notes Definitive Documents or the transactions contemplated hereby or thereby), challenge, litigation or investigation relating to any of the foregoing, or any claim or demand (solely as related to or arising from this Agreement, the New Notes Definitive Documents or the transactions contemplated hereby or thereby) (each, an “Action”) (collectively, “Indemnified Liabilities”), irrespective of whether or not the transactions contemplated by this Agreement or the New Notes Definitive Documents are consummated or whether or not this Agreement is terminated; provided, that Indemnified Liabilities shall include liabilities arising out of or in connection with any contributory or comparative negligence of any Indemnified Party, but shall exclude any portion of such losses, damages, liabilities, costs or expenses found by a final, non-appealable judgment of a court of competent jurisdiction to arise from an Indemnified Party’s bad faith, fraud or a willful or intentional breach of the obligations of such Indemnified Party under this Agreement. In addition, the Indemnified Liabilities shall exclude any claim by one Commitment Party against another Commitment Party.

20

(b)           Each Indemnified Party entitled to indemnification hereunder shall (i) give prompt written notice to the Indemnifying Party of any Action with respect to which it intends to seek indemnification or contribution pursuant to this Agreement and (ii) permit such Indemnifying Party to assume the defense of such Action with counsel selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party, provided that the failure to so notify any Indemnifying Party will not relieve any Indemnifying Party from any liability that any Indemnifying Party may have hereunder except to the extent such Indemnifying Party has been materially prejudiced by such failure; provided, further, that any Indemnified Party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such Action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed in writing to pay such fees and expenses, (y) the Indemnifying Party shall have failed to assume the defense of such Action within 15 days of delivery of the written notice of the Indemnified Party with respect to such claim or failed to employ counsel reasonably satisfactory to such Indemnified Party or (z) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such Action (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). In connection with any settlement negotiated by an Indemnifying Party, without the consent of the Indemnified Party, no Indemnifying Party shall, and no Indemnified Party shall be required by an Indemnifying Party to, (A) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a full and unconditional release from all liability in respect to such Action, (B) enter into any settlement that attributes or admits liability or fault to the Indemnified Party, or (C) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the Action with prejudice. In addition, without the consent of the Indemnified Party, no Indemnifying Party shall be permitted to consent to entry of any judgment or enter into any settlement which provides for any action or restriction on the part of the Indemnified Party other than the payment of money damages which are to be paid in full by the Indemnifying Parties. If an Indemnifying Party fails or elects not to assume the defense of a claim or is not entitled to assume or continue the defense of such claim pursuant to the foregoing, the Indemnified Party shall have the right (without prejudice to its right of indemnification hereunder), in its discretion, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable; provided, however, that at least 10 days prior to any settlement, written notice of its intention to settle is given to such Indemnifying Party. If requested by an Indemnifying Party, the Indemnified Party agrees (at the expense of the Indemnifying Party) to reasonably cooperate with such Indemnifying Party and its counsel in contesting any claim that such Indemnifying Party elects to contest; provided that such cooperation shall not include the disclosure of any information to the extent that the disclosure thereof would violate any attorney-client privilege, law, rule or regulation, or any obligation of confidentiality binding on such Indemnified Party.

21

(c)           If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless from losses that are subject to indemnification pursuant to Section 7(a), then the Indemnifying Party shall contribute to the amount paid or payable as a result of such loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to an Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, with respect to the commitments set forth herein shall be deemed to be in the same proportion as (i) the total value paid to or received by or proposed to be paid to or received by, the Indemnifying Party in respect of the issuance of New Notes contemplated by this Agreement bear to (ii) all fees and reimbursements actually received by the Indemnified Parties in connection with this Agreement.

(d)           The terms set forth in this Section 7 shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated.

Section 8
TERMINATION

(a)            This Agreement shall terminate automatically, without further action or notice by any person or entity, and all of the obligations of each of the Parties hereunder shall be of no further force or effect in the event that:

(i)            the New Notes Offering is not consummated in accordance with this Agreement and the Note Purchase Agreement on or prior to the Outside Date, as such date may be extended in writing from time to time by the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties;

(ii)           each of the Company, the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties mutually agree to such termination in writing;

(iii)          the Transaction Support Agreement has been terminated with respect to all parties thereto in accordance with its terms or is otherwise no longer in full force and effect; or

22

(iv)            any law or order shall have become effective or been enacted, adopted or issued by any governmental authority that prohibits the transactions contemplated by this Agreement or the New Notes Definitive Documents (including, without limitation, an order by any other court of competent jurisdiction that modifies the terms of payment of the DNC 2025 Backstop Premium, DNC 2025 Commitment Premiums or the DNC 2026 Commitment Premiums or an expense reimbursement in a manner that is material and adverse to any of the Commitment Parties).

(b)            As long as such Commitment Party is not in material breach of this Agreement, any Commitment Party may terminate this Agreement, solely as to itself, by written notice to the Company, the non-terminating Commitment Parties and the Commitment Parties’ Legal Counsel upon the occurrence of any of the following events:

(i)            upon a material breach by the Company of its obligations or representations and warranties hereunder;

(ii)           the occurrence of any event entitling such Commitment Party to terminate the Transaction Support Agreement pursuant to Section 8 thereof, and the Transaction Support Agreement has been, or is purported to have been, terminated with respect to such Commitment Party;

(iii)          the entry into any amendment, modification or supplement pursuant to Section 9(i) that would have a materially adverse and disproportionate effect on such Commitment Party, or alter in any material respect adverse to such Commitment Party the terms of the New Notes; or

(iv)            the Outside Date is extended without such Commitment Party’s consent.

(c)            In the event that a DNC 2025 Commitment Party terminates this Agreement as to itself pursuant to Section 8(b), the DNC 2025 Commitment Parties that have not terminated this Agreement shall have the right and opportunity (but not the obligation), within three (3) Business Days (the “DNC 2025 Termination Replacement Period”) (or such longer period as may be provided by the Company with the consent of the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties) after receipt of written notice from the terminating DNC 2025 Commitment Party to the Company, non-terminating Commitment Parties and Commitment Parties’ Legal Counsel of such termination, to revise Exhibit A to re-allocate such terminating DNC 2025 Commitment Party’s Commitments, as applicable, among the DNC 2025 Commitment Parties that have not terminated this Agreement. Any portion of such terminating DNC 2025 Commitment Party’s Commitments not re-allocated to the non-terminating DNC 2025 Commitment Parties upon expiration of the DNC 2025 Termination Replacement Period shall be offered to the DNC 2026 Commitment Parties.

(d)            In the event that a DNC 2026 Commitment Party terminates this Agreement as to itself pursuant to Section 8(b), the DNC 2026 Commitment Parties that have not terminated this Agreement shall have the right and opportunity (but not the obligation), within three (3) Business Days (the “DNC 2026 Termination Replacement Period”) (or such longer period as may be provided by the Company with the consent of the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties) after receipt of written notice from the terminating DNC 2026 Commitment Party to the Company, non-terminating Commitment Parties and Commitment Parties’ Legal Counsel of such termination, to revise Exhibit C to re-allocate such terminating DNC 2026 Commitment Party’s Subscription Commitment among the DNC 2026 Commitment Parties that have not terminated this Agreement. Any portion of such terminating DNC 2026 Commitment Party’s Commitment not re-allocated to the non-terminating DNC 2026 Commitment Parties upon expiration of the DNC 2026 Termination Replacement Period shall be offered to the DNC 2025 Commitment Parties.

23

(e)            As long as the Company is not in material breach of this Agreement, the Company may terminate this Agreement with respect to any Commitment Party by written notice to such Commitment Party upon the occurrence of a material breach by such Commitment Party of its obligations or representations and warranties hereunder.

(f)            Upon any termination of this Agreement pursuant to this Section 8, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the terminating Parties; provided (a) that the obligations to pay the DNC 2025 Premiums and DNC 2026 Commitment Premiums pursuant to Section 2 hereof shall survive any such termination of this Agreement indefinitely and shall remain in full force and effect regardless of any such termination (excluding in each case a termination under Section 8(c) or Section 8(d) with respect to the applicable Commitment Party), (b) the obligations to pay fees and expenses in accordance with Section 9(a) of this Agreement and the indemnification obligations pursuant to Section 7 hereof shall survive any such termination of this Agreement indefinitely and shall remain in full force and effect regardless of any such termination (provided, however, that in the case of a termination under Section 8(c) or Section 8(d), the survival of the indemnification obligations with respect to the applicable Commitment Party shall be limited to the period preceding such termination) and (c) the provisions of this Section 8(f) and Section 9 shall survive termination of this Agreement in accordance with their terms; provided, further that nothing in this Section 8(f) shall relieve any Party from liability for its bad faith, intentional fraud or any willful or intentional breach of this Agreement occurring prior to the date of termination of this Agreement. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an intentional act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

Section 9
MISCELLANEOUS

(a)           Fees and Expenses.     The Parties acknowledge that any reasonable and documented out-of-pocket expenses incurred by (i) DNC 2025 Commitment Parties’ Counsel, Centerview Partners LLC, Fletcher Heald & Hildreth, PLC, and Altman Solon US, LP; and (ii) DNC 2026 Commitment Parties’ Counsel and Perella Weinberg Partners LP (collectively, the “Advisors”), in connection with this Agreement, the transactions contemplated hereby and the negotiation and implementation thereof, shall be paid by the Company in accordance with, and subject to the conditions set forth in, Section 5.3(d) of the Transaction Support Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated (excluding a termination pursuant to Section 8(c) with respect to the applicable Commitment Party). For the avoidance of doubt, this Section 9(a) shall be entirely without limitation to any terms or conditions in other agreements, instruments or definitive documents that provide for reimbursement of fees or expenses of certain or all Commitment Parties.

24

(b)            No Fiduciary Duties. Notwithstanding anything to the contrary herein, the entry into this Agreement and the transactions contemplated hereby shall not create any fiduciary duties between and among the Commitment Parties or other duties or responsibilities to each other, the Issuer or any of the Issuer’s creditors or other stakeholders.

(c)            No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third party beneficiary hereof or shall otherwise be entitled to enforce any provision hereof.

(d)           Several Obligations. The agreements, representations and obligations of the Commitment Parties under this Agreement are several and not joint in all respects. Any breach of this Agreement by a Commitment Party shall not result in liability for any other Commitment Party. The Commitment Parties are acting in their individual capacities and not as agent, trustee, or in any other fiduciary capacity with respect to any other Commitment Party or any other party.

(e)            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to choice of law principles thereof).

(f)            Jurisdiction and Venue. Each Party submits to the jurisdiction of the courts of competent jurisdiction in the State of New York in respect of any action or proceeding relating to this Agreement. The Parties shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.

(g)           Service of Process. Each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 9(h).

(h)           Notices. All notices and information hereunder shall be deemed given if in writing and delivered by electronic mail, courier or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

If to the Company:

EchoStar Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80012
Attn: Chief Legal Officer (legalnotices@echostar.com)

25

With a copy to Company Counsel:

White & Case LLP
1221 Avenue of the Americas

New York, New York 10020-1095

Attn:       Thomas E Lauria (tlauria@whitecase.com)

Jonathan Michels (jmichels@whitecase.com)

White & Case LLP
609 Main Street
Suite 2900
Houston, Texas 10020-1095
Attn:       A.J. Ericksen (aj.ericksen@whitecase.com)

If to a Commitment Party, to their notice information included on their respective signature pages.

Any notice given by delivery, mail, or courier shall be effective when received and any notice delivered or given by electronic mail shall be effective when sent.

(i)            Amendments. This Agreement, including any exhibits attached hereto, may be amended, modified or supplemented only by a written instrument duly executed by the Company, the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties; provided that (i) the prior written consent of the affected Commitment Party shall be required for any such amendment, modification or supplement that would (A) modify such Commitment Party’s DNC 2025 Backstop Commitment Percentage, (B) modify such Commitment Party’s DNC 2025 Backstop Commitment, (C) modify such Commitment Party’s DNC 2025 Subscription Commitment or DNC 2026 Subscription Commitment, as applicable, (D) modify such Commitment Party’s DNC 2025 Premiums or DNC 2026 Commitment Premiums, as applicable, or (E) otherwise materially adversely and disproportionately modifies the rights of such Commitment Party hereunder, and (ii) the prior written consent of each Commitment Party shall be required for any such amendment, modification or supplement that would modify the definition of “DNC 2025 Requisite Commitment Parties” or “DNC 2026 Requisite Commitment Parties.” No waiver of any of the provisions of this Agreement or the exhibits attached hereto shall be deemed or constitute a waiver of any other provision of this Agreement, including any exhibits attached hereto, whether or not similar, nor shall any waiver be deemed a continuing waiver. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to this Section 9(i) or otherwise (including the Outside Date), such written consent, acceptance, approval, or waiver shall be deemed to have occurred if it is conveyed in writing (including by email) between counsel to the Parties.

(j)            Designation of Related Funds; Assignment.

(i)            The Company cannot assign its rights, interests or obligations hereunder without the prior written consent of the DNC 2025 Requisite Commitment Parties and the DNC 2026 Requisite Commitment Parties.

26

(ii)           Each Commitment Party shall have the right to require, by written notice to the Company no later than one (1) Business Day prior to the Closing Date, that all or any portion of its New Notes be issued in the name(s) of, and delivered to one or more of, its Affiliates, any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such Commitment Party (each, a “Related Fund”), without the need for such Commitment Party to transfer or assign any portion of its Subscription Commitment or DNC 2025 Backstop Commitment to such Related Fund, which notice of designation shall (A) specify the amount of such New Notes to be delivered to or issued in the name of each such Related Fund and (B) contain a confirmation by each such Related Fund of the accuracy of the representations made by each Commitment Party under this Agreement to such Related Fund; provided, that no such designation shall relieve such Commitment Party from any of its obligations under this Agreement.

(iii)           Each Commitment Party shall have the right to assign all or any portion of its Commitments to a Related Fund. Any such assignment shall require that such assignor Commitment Party and its Related Fund duly execute and deliver to counsel of the Company a written notice of such assignment in substantially the form attached as Exhibit F hereto (a “Notice of Assignment”), upon which time the assignment shall become effective if it otherwise complies with this Section 9(j), and the Company shall have promptly delivered countersigned copies of such Notice of Assignment to the assignor Commitment Party, the Related Fund and the Advisors. Upon the effectiveness of an assignment, the assignor Commitment Party shall no longer have any obligation or right under this Agreement with respect to the assigned Commitment, including the obligation to pay the applicable Subscription Commitment or DNC 2025 Backstop Purchase Price or the right to receive any New Notes on account of such assigned Commitment, and the Related Fund shall become the Commitment Party with respect to such assigned Commitment for all purposes of this Agreement; provided that, for the avoidance of doubt, any Party that assigns its DNC 2025 Backstop Commitment and the DNC 2026 Subscription Commitment hereunder shall continue to be bound by the terms of this Agreement with respect to such assigned DNC 2025 Backstop Commitment and the DNC 2026 Subscription Commitment until the assignee satisfies such assignor’s obligations hereunder.

(iv)          The provisions of this Agreement shall be binding upon and inure to the benefit of each Party and their respective successors and permitted assigns. Any purported assignment or designation in violation of this Section 9(j) shall be void ab initio and of no force or effect.

(k)           Release. Subject to the occurrence of the Closing Date, the Company, on behalf of itself and each of its direct and indirect subsidiaries (collectively, the “Group Companies”) jointly and severally, hereby conclusively, absolutely, irrevocably and forever release and discharge (the “Company Release”) each Commitment Party and its Affiliates and Related Funds and each of their officers, directors, equity holders, members, partners, general partners, managers, employees, and its and their respective representatives, attorneys, advisors, accountants, financial advisors, consultants, agents and other representatives, and controlling Persons, in each case in their capacities as such (the “Released Parties”) from any and all causes of action, including any derivative claims asserted or assertable by and on behalf of any Group Company, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated, unliquidated or fixed or contingent, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that any Group Company, or any of its successors or assigns, would have been legally entitled to assert (whether individually or collectively) against or with respect to any Released Party, and hereby agrees and covenants not to assert or prosecute, or assist or otherwise aid any other Person in the assertion or prosecution, against any or all of the Released Parties, based on or relating to, or in any manner arising from, in whole or in part, any Group Company, any Group Company’s capital structure, any investments by any Released Party in any Group Company, any transaction or agreement between any Released Party and any Group Company, the management of any Group Company, the assertion or enforcement of rights and remedies against any Group Company, the Group Companies’ restructuring efforts, the Transactions, the New Notes Definitive Documents, any Other Definitive Document or any other contract, instrument, release, or other agreement or document created or entered into in connection with the Transactions. Notwithstanding anything to the contrary in the foregoing, the Company Release shall not apply to any Defaulting Commitment Party and shall not otherwise release any Released Party for liability arising from any breach of this Agreement or for any actions taken after the date of entry into this Agreement.

27

With respect to any and all of the released claims, and although this Agreement provides for a specific release of the Released Parties, the Group Companies stipulate and agree that, upon entry into this Agreement, the Group Companies shall be deemed to have, and by operation of this Agreement shall have, waived the provisions, rights, and benefits of California Civil Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(l)            Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior understandings of the Parties in connection with the subject matter hereof.

(m)          WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(n)           Interpretation. For purposes of this Agreement, unless otherwise specified: (a) each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) all references herein to “Articles”, “Sections”, and “Exhibits” are references to Articles, Sections, and Exhibits of this Agreement; and (c) the words “herein,” “hereof,” “hereunder” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement.

28

(o)           No Strict Construction. Each Party acknowledges that it has received adequate information to enter into this Agreement, and that this Agreement and the exhibits attached hereto have been prepared through the joint efforts of all of the Parties. Neither the provisions of this Agreement or the exhibits attached hereto nor any alleged ambiguity herein or therein shall be interpreted or resolved against any Party on the ground that such Party’s counsel drafted this Agreement or the exhibits attached hereto, or based on any other rule of construction.

(p)           Remedies Cumulative; No Waiver. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party. The failure of any Party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power, or remedy or to demand such strict compliance.

(q)           Severability. If any portion of this Agreement or the exhibits attached hereto shall be held to be invalid, unenforceable, void or voidable, or violative of applicable law, the remaining portions of this Agreement and the exhibits attached hereto (as applicable) so far as they may practicably be performed shall remain in full force and effect and binding on the Parties hereto; provided that this provision shall not operate to waive any condition precedent to any event set forth herein.

(r)            Time of Essence. Time is of the essence in the performance of each of the obligations of the Issuer and with respect to all covenants and conditions to be satisfied by the Issuer in this Agreement and all documents, acknowledgments and instruments delivered in connection herewith.

(s)            Specific Performance. Money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. No right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at Law, or in equity.

(t)            Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement. Any facsimile or electronically transmitted copies here or signature herein shall, for all purposes, be deemed originals.

29

(u)            Confidential Treatment of Commitments. Each Party agrees to keep confidential the names of the Commitment Parties and the size of the Subscription Commitments and DNC 2025 Backstop Commitments, as applicable, for each Commitment Party (including all the information on the signature pages hereto), except to the extent required by applicable law or unless otherwise agreed to in writing with such Commitment Party (and then, only with respect to such agreeing Commitment Party’s Subscription Commitments or DNC 2025 Backstop Commitments, as applicable); provided that if disclosure is required by applicable law, advance notice of the intent to disclose (unless it shall not be practicable to give such advance notice) shall be given by the disclosing Party to each Commitment Party who shall have the right to seek a protective order prior to disclosure. No Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Commitment Party) other than advisors to the Company, the Subscription Commitments and DNC 2025 Backstop Commitments, as applicable, for any Commitment Party, or use the name of any Commitment Party or its controlled Affiliates, officers, directors, managers, equityholders, stockholders, members, employees, partners, representatives and agents in any press release, in each case, without the prior written consent of such Commitment Party. Notwithstanding the foregoing, the Company shall not be required to keep confidential the aggregate holdings of all Commitment Parties and each Commitment Party hereby consents to (i) the disclosure of the execution of this Agreement by the Company in notices or press releases issued in connection with the transactions contemplated by this Agreement and the Transaction Support Agreement, and the Registration Statement, and (ii) the filing of this Agreement with, the SEC. Any public filing of this Agreement with the SEC or otherwise, which includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the Subscription Commitments or DNC 2025 Backstop Commitments, as applicable, of each Commitment Party.

*        *        *        *

30

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

ECHOSTAR CORPORATION

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Executive Vice President and Chief Financial Officer

COMMITMENT PARTY:

[____]

By:
Name:
Title:
Address:

[_________]
[_________]
Attn: [___]
Email: [___]

With a copy (which shall not constitute notice) to:

[_________]
[_________]
Attn: [___]
Email: [___]

[Signature Page to Commitment Agreement]

EXHIBIT A

DNC 2025 Backstop Commitment Percentage AND DNC 2025 SUBSCRIPTION COMMITMENT

EXHIBIT B

DNC 2025 Initial COMMITMENT Parties

EXHIBIT C

DNC 2026 subscription commitment Percentage SCHEDULE

EXHIBIT D

DNC 2026 COMMITMENT Parties

EXHIBIT E

NEW MONEY FUNDING NOTICE

FORM OF NEW NOTES OFFERING FUNDING NOTICE

[LETTERHEAD]

FUNDING NOTICE

To:	[Commitment Party] (the “Purchaser”)

Re:	10.750% Senior Secured Notes Due 2029 of EchoStar Corporation

Date:	[ ], 2024

This irrevocable Funding Notice (this “Funding Notice”) is delivered to you pursuant to the Commitment Agreement, dated as of September 30, 2024 (the “Commitment Agreement”), by and among EchoStar Corporation (the “Company” or “Issuer”) and each of the other signatories thereto. All capitalized terms used herein without definition shall have the respective meanings specified in the Commitment Agreement.

The Issuer confirms and certifies to you that, as of the date hereof and as of the proposed Closing Date:

1.	The anticipated Closing Date is [ ], 2024, which is a Business Day.

2.	[The aggregate principal amount of DNC 2025 Subscribed New Notes to be sold on the Closing Date to DNC 2025 Co-Op Noteholders that do not hold a DNC 2025 Backstop Commitment is $[ ]. The aggregate principal amount of DNC 2025 Unsubscribed New Notes is $[ ].]

3.	[Your DNC 2025 Backstop Commitment is $[___].] [Your DNC 2025 Backstop Purchase Price is $[ ].]

4.	[Your DNC 2025 Subscription Commitment is $[___].]

5.	[Your DNC 2025 Premium is $[___].]

6.	[Your DNC 2026 Subscription Commitment is $[___].] [Your DNC 2026 Commitment Premium is $[___].]

7.	The New Notes will be delivered pursuant to the Note Purchase Agreement to the Purchaser thereof against delivery by such Purchaser to the Issuer, or its order, of immediately available funds in the amount of the [DNC 2025 Backstop Purchase Price and DNC 2025 Subscription Commitment] [DNC 2026 Subscription Commitment] therefor, which shall be funded into the Company’s bank account on the Closing Date by wire transfer for the account of the Issuer to the following account:

Bank:	[ ]
ABA Number:	[ ]
A/C Number:	[ ]
Account Name:	[ ]

IN WITNESS WHEREOF, the Issuer has executed this Funding Notice as of the date first above written.

ECHOSTAR CORPORATION

By:
Name:
Title:

EXHIBIT F

NOTICE OF ASSIGNMENT

Form of Notice of Assignment

Date: [●]

EchoStar Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80012
Attn:    [●] ([●].com)

with copies (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas

New York, New York 10020-1095

Attn:       Thomas E Lauria (tlauria@whitecase.com)

Jonathan Michels (jmichels@whitecase.com)

White & Case LLP
609 Main Street
Suite 2900
Houston, Texas 10020-1095
Attn:       A.J. Ericksen (aj.ericksen@whitecase.com)

Re:          Notice of Assignment Under Commitment Agreement

Reference is hereby made to that certain Commitment Agreement, dated as of September 30, 2024 (the “Commitment Agreement”), by and among the Company and the Commitment Parties party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Commitment Agreement.

The purpose of this notice (“Notice”) is to advise you, pursuant to Section 9(j)(iii) of the Commitment Agreement, of the proposed assignment (the “Commitment Assignment”) by [●] (the “Assignor”) to [●] (the “Assignee”) of the Assignee’s [DNC 2025 Backstop Commitment Percentage][[DNC 2025][DNC 2026] Subscription Commitment] as set forth below its signature page hereto (the “Assigned Commitment Amount”).

The Assignee represents to the Company and the Assignor to the matters set forth in Section 5(b) of the Commitment Agreement as if such Assignee were a Commitment Party under the Commitment Agreement.

This Notice shall serve as a “Notice of Assignment” in accordance with the terms of the Commitment Agreement, including Section 9(j)(iii) thereof. Please acknowledge receipt of this Notice delivered in accordance with Section 9(j)(iii) by returning a countersigned copy of this Notice to the Assignor, the Assignee, and the applicable Advisors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Notice to be executed and delivered as of the date first written above.

[ASSIGNOR]

By:
Name:
Title:

[DNC 2025 Backstop Commitment Percentage]: [[DNC 2025][DNC 2026] Subscription Commitment]:

[ASSIGNEE]

By:
Name:
Title:

[DNC 2025 Backstop Commitment Percentage]: [[DNC 2025][DNC 2026] Subscription Commitment]:

Acknowledged and accepted by

ECHOSTAR CORPORATION

By:
Name:
Title:

EXHIBIT G

SPECIFICIED COMMITMENT PARTY AND SPECIFICIED SUBSCRIPTION COMMITMENT